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                                                                    Exhibit 10.3
                                   COSI, INC.
                              EMPLOYMENT AGREEMENT

      AGREEMENT entered into effective as of the 20th day of August, 2003 (the "Effective Date"), by and between Cosi, Inc., a Delaware corporation ("Cosi"), and Jonathan M. Wainwright, Jr. ("Mr. Wainwright").

      Cosi and Mr. Wainwright wish to confirm the terms and conditions on which Mr. Wainwright has agreed to continue to provide services to Cosi.

      ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cosi and Mr. Wainwright hereby agree as follows:

      1. DUTIES. Cosi hereby agrees to employ Mr. Wainwright as its Vice President, Concept Development, and Mr. Wainwright hereby accepts such employment and agrees to carry out such duties as shall be reasonably requested of him from time to time by the Chief Executive Officer of Cosi.

      2. TERM/COMMITMENT. Mr. Wainwright's employment under this Agreement shall commence on the Effective Date and shall end on the second anniversary of the Effective Date (the "Term"). During his employment under this Agreement, Mr. Wainwright shall devote his full business time and efforts to carrying out the duties required of him under this Agreement.

      3. COMPENSATION. In consideration for the performance by Mr. Wainwright of his duties hereunder, Cosi shall pay or provide to Mr. Wainwright the following compensation, which Mr. Wainwright agrees to accept in full satisfaction for his services:

            (a) Upon his execution of this Agreement, Cosi shall pay Mr. Wainwright a signing bonus of $75,000 less applicable withholding taxes.

            (b) During Mr. Wainwright's employment under this Agreement, Cosi shall pay Mr. Wainwright an annual base salary of $175,000, in accordance with its ordinary payroll practices.

            (c) During Mr. Wainwright's employment under this Agreement, Mr. Wainwright shall be eligible to receive an annual bonus of up to 30% of his base salary based on the attainment performance parameters established in advance by the Board.

            (d) Cosi shall pay directly or reimburse Mr. Wainwright for all reasonable out-of-pocket expenses incurred by Mr. Wainwright, in connection with his performance of services hereunder, provided he properly documents all such expenses in accordance with policies adopted from time to time by Cosi.
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      4. TREATMENT OF OPTIONS. Any options to purchase Cosi common stock granted to Mr. Wainwright in connection with his prior employment with Cosi shall remain in full force and effect pursuant to their terms; provided that in the event
Cosi effects a repricing of its employee stock options at a time where Mr. Wainwright's Cosi stock options remain outstanding, those stock options shall also be repriced.

      5. EMPLOYEE BENEFITS. Mr. Wainwright shall be entitled to participate in any employee benefit plan program or arrangement of Cosi generally made available to executives of Cosi.

      6. CONFIDENTIALITY. Mr. Wainwright covenants and agrees that during his employment with Cosi and following the termination of his employment for any reason, that he will not at any time divulge any trade secrets or other confidential information pertaining to the business of Cosi. The term "confidential information" as used in this Agreement shall mean any secret, confidential or proprietary information of Cosi or its affiliates, other than that which has become generally known to the public other than through an act of Mr. Wainwright in breach of this Section 6. The term "trade secrets" as used in this Agreement shall mean information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a recipe, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

            (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and

            (b) is the subject of reasonable efforts by Cosi to maintain its secrecy.

      The Company's rights under this Section 6 shall be in addition to, and not in lieu of, any rights Cosi might have under applicable state law.

      7. NON-COMPETITION. Mr. Wainwright covenants and agrees that during his employment with Cosi and for twenty-four months following the termination of his employment for any reason, Mr. Wainwright shall not directly or indirectly, personally or with other employees, agents or otherwise, or on behalf of any other person, firm or corporation, engage in any restaurant, bar, coffee shop or similar business establishment in which a majority of revenues are derived from retail sales of sandwiches and non-alcoholic beverages (any of the foregoing, a "Competitive Business"), within a 25 mile radius of any place of business of Cosi (including franchised operations) or of any place where Cosi (or one of its franchised operations) has done business since the Effective Date of this Agreement. Notwithstanding, the above, ownership by Mr. Wainwright of an interest in any licensed franchisee of Cosi shall not be deemed to be in violation of this Section 7.

      8. NON-SOLICITATION OF EMPLOYEES. Mr. Wainwright covenants and agrees that during his employment with Cosi and for twenty-four months following the termination of his employment for any reason, he shall not on his own behalf or on behalf of any other person,


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firm, partnership, association, corporation, or business organization, entity or enterprise call on, solicit or attempt to induce any other officer or employee of Cosi or its affiliates or licensed franchisees to terminate his or her employment with Cosi or its affiliates or licensed franchisees and shall not assist any other person or entity in such a solicitation unless such employee is terminated by Cosi. If Mr. Wainwright is found to have hired, during the aforementioned twenty-four months following the termination of his employment, any employee (i) whose immediately preceding employer was Cosi, and (ii) who voluntarily terminated his or her employment with Cosi, then Mr. Wainwright shall be presumed to have engaged in soliciting that employee to terminate his or her employment with Cosi.

      9. SPECIFIC ENFORCEMENT/SURVIVAL. Mr. Wainwright expressly recognizes that any breach of Sections 6, 7, or 8 of this Agreement by him is likely to result in irreparable injury to Cosi and agrees that Cosi shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement; to enforce the specific performance of this Agreement by Mr. Wainwright; and to enjoin Mr. Wainwright from activities in violation of this Agreement.

Notwithstanding any provisions of this Agreement to the contrary, the provisions of Sections 6, 7 8 and 9 hereof shall survive the termination of this Agreement.

      10. TERMINATION. Either party may terminate this Agreement at any time for any reason upon 30 days written notice.

      (a) In the event Mr. Wainwright's employment with Cosi is terminated by Cosi for Cause, Cosi shall pay him his base salary, bonuses and benefits that are payable through the date of termination ("Accrued Benefits").

      The term "Cause," shall mean only one or more of the following:

            (i) Mr. Wainwright has willfully failed to follow lawful and material directives of Cosi's Chief Executive Officer which are consistent with those duties to be performed by Mr. Wainwright under this Agreement;

            (ii) Mr. Wainwright has been convicted of a felony;

            (ii) Mr. Wainwright has materially breached this Agreement;

provided, however, that no act or omission shall be treated as Cause under this Agreement, unless (1) Mr. Wainwright has been provided a written statement of the basis for Cosi's belief that such act or omission constitutes Cause and (2) Mr. Wainwright has had at least a 30-day period to take corrective action during which period he has failed to use reasonable best efforts to take any such corrective action.

      (b) In the event Mr. Wainwright's employment with Cosi is terminated by Mr. Wainwright for any reason, other than due to his death or Disability, Cosi shall pay Mr.


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Wainwright his Accrued Benefits. In addition, if Mr. Wainwright, executes a
Separation and Release Agreement in substantially the form attached hereto as Exhibit A, all Cosi stock options held by Mr. Wainwright shall become 100% vested and exercisable, and shall not be subject to any accelerated exercise requirements or early termination provisions applicable thereto and instead shall be exercisable through the fifth anniversary of the date of termination.

      (c) In the event Mr. Wainwright's employment with Cosi is terminated due to his death or Disability, Cosi shall pay Mr. Wainwright, or his estate, the Accrued Benefits. In addition, if Mr. Wainwright, or his executor in the event of Mr. Wainwright's death, executes a Separation and Release Agreement in substantially the form attached hereto as Exhibit A, (i) all Cosi stock options held by Mr. Wainwright shall become 100% vested and exercisable, and shall not be subject to any accelerated exercise requirements or early termination provisions applicable thereto and instead shall be exercisable through the fifth anniversary of the date of termination; (ii) Cosi shall continue to pay or provide Mr. Wainwright's base salary and welfare benefits for a period of one year following his date of termination and shall pay an additional amount equal to 30% of his base salary which shall be paid in equal installments each pay day over such one year period.

The term "Disability" shall mean Mr. Wainwright's physical or mental disability such that Mr. Wainwright is and has been continuously for at least six (6) months unable to perform the services required to be provided under this Agreement and Mr. Wainwright is determined to be eligible for long term disability benefits under the long term disability benefits plan of Cosi as in effect from time to time.

      (c) In the event (i) Mr. Wainwright's employment with Cosi is terminated by Cosi other than for Cause, Cosi shall pay him the Accrued Benefits. Furthermore, if Mr. Wainwright executes a Separation and Release Agreement in substantially the form attached hereto as Exhibit A, (i) Cosi shall pay him a severance payment equal to the excess of $873,000, over the amount of all base salary, annual bonuses and the signing bonus paid to Mr. Wainwright under the terms of this Agreement, such severance payment shall be payable in 12 equal monthly installments following the termination of Mr. Wainwright's employment, and (ii) all Cosi stock options held by Mr. Wainwright shall become 100% vested and exercisable, and shall not be subject to accelerated exercise requirements or early termination provisions applicable thereto and instead shall be exercisable through the fifth anniversary of the date of termination.

      For purposes of this Agreement, in the event that Cosi fails to effect a repricing of its stock options as contemplated by Section 4 hereof prior to January 1, 2004 and Mr. Wainwright is still in Cosi's employee at such time, Mr. Wainwright shall have the right to resign pursuant to a written notice of resignation delivered to Cosi during the period from January 1, 2004 through January 15, 2004 and such resignation shall be deemed to be a termination of Mr. Wainwright's employment by Cosi without Cause for purposes of determining Mr. Wainwright's entitlement under this Section 10(c).

      (d) In the event Cosi and Mr. Wainwright do not enter into a new written employment arrangement prior to the expiration of the Term, Cosi shall pay him the Accrued


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Benefits. Furthermore, if Mr. Wainwright executes a Separation and Release
Agreement in substantially the form attached hereto as Exhibit A, (i) Cosi shall pay him a lump sum severance payment equal to the excess of $873,000, over the amount of all base salary, annual bonuses and the signing bonus paid to Mr. Wainwright under the terms of this Agreement, and (ii) all Cosi stock options held by Mr. Wainwright shall become 100% vested and exercisable, and shall not be subject to accelerated exercise requirements or early termination provisions applicable thereto and instead shall be exercisable through the fifth anniversary of the date of termination.

      11. NO ASSIGNMENT. Neither party may assign or delegate any of its rights or obligations hereunder, without the prior written consent of the other party, which consent may be withheld by the other party in its or his sole discretion.

      .
      12. ENTIRE AGREEMENT; MODIFICATION. This instrument contains the entire Agreement of Cosi and Mr. Wainwright with respect to the subject matter contained herein, and all promises, representations, understandings, arrangements and prior agreements with respect to such subject matter are merged herein and superseded hereby, including, without limitation, the employment agreement between Mr. Wainwright and Cosi, dated as of January 1, 2002, the terms of which are hereby specifically waived by Mr. Wainwright. This Agreement may be altered, amended or superseded only by an agreement in writing, signed by both parties or the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No action of course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement, or of such terms and conditions on any other occasion.

      13 SEVERABILITY. Mr. Wainwright and Cosi hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, in whole or in part, the remaining provisions shall remain in full force and effect and any such provision or covenant shall nevertheless be enforceable as to the balance thereof.

      14 BINDING EFFECT; BENEFIT. This Agreement shall be binding upon and inure to the benefit of Mr. Wainwright and his administrators, executors, heirs, and permitted assigns, and Cosi and its successors and permitted assigns.

      15 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

            To Mr. Wainwright:        Cosi, Inc.
                                      242 West 36th Street
                                      New York, NY 10018
                                      Attn: Jonathan M. Wainwright, Jr.

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            To Cosi:                   Cosi, Inc.
                                       242 West 36th Street
                                       New York, NY 10018
                                       Attn: General Counsel

or to such other address as each of the above may designate to the other in writing. Notices are effective upon actual receipt.

      16 WITHHOLDING. All amounts payable under this agreement shall be subject to applicable employee withholding taxes.

      17 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered and have the force and effect of an original.

      18 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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      IN WITNESS WHEREOF, Cosi has caused this Agreement to be duly executed on its behalf and Mr. Wainwright has hereunto set his hand, all as of the date first above written.

            Cosi, Inc.                              Jonathan M.  Wainwright

            By: /s/ Kevin Armstrong                 /s/  Jonathan M. Wainwright
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